UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 2, 2010
APARTMENT INVESTMENT AND MANAGEMENT COMPANY
(Exact name of registrant as specified in its charter)

MARYLAND	1-13232	84-1259577

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4582 SOUTH ULSTER STREET PARKWAY SUITE 1100, DENVER, CO 80237

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 757-8101
NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On February 2, 2010, the Board of Directors of Apartment Investment and Management Company (“Aimco”) adopted Amended and Restated Bylaws (the “Amended and Restated Bylaws”) to be effective immediately that reflect the changes described below.
     Majority Voting in Director Elections: Article II, Section 2.03 was amended to provide for what is commonly referred to as a majority vote standard in uncontested director elections. Pursuant to the Amended and Restated Bylaws, each nominee to serve as a director of Aimco will be elected if, in an uncontested election, the number of votes cast for such nominee exceeds the number of votes withheld with respect to such nominee at a meeting of the stockholders that is duly called and at which a quorum is present. A nominee for director in a contested election will be elected by a plurality of all votes cast at such a meeting. Prior to the adoption of the Amended and Restated Bylaws, the plurality vote standard applied in both uncontested and contested director elections.
     The foregoing description is qualified in its entirety by reference to Aimco’s Amended and Restated Bylaws, which are filed as Exhibit 3.2 to this Current Report on Form 8-K and are hereby incorporated by reference.
ITEM 9.01. Financial Statements and Exhibits.
     (d) The following exhibits are furnished with this report:

Exhibit Number	Description
3.2	Amended and Restated Bylaws

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
     Dated: February 3, 2010

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
/s/ Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer